                                  FORM 8-A

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                  FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                   OF THE SECURITIES EXCHANGE ACT OF 1934.

                             Pepco Holdings, Inc.
              (Exact name of registrant as specified in its charter)
Delaware (State of Incorporation or Organization) 701 Ninth Street, N.W. Washington, D.C. (202) 872-2000 (Address of Principal Executive Offices)	52-2297449 (I.R.S. Employer Identification No.) 20068 (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following box.  [ X ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A.(d), check the following box.  [   ]

     Securities Act registration statement file number to which this form relates: 333-57042

     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                    Name of each exchange on which
     to be so registered                    each class is to be registered

Common Stock                                New York Stock Exchange
  par value $.01 per share

     Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                             (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.

          The information required by this Item is incorporated herein by reference to the Registrant's Registration Statement on Form S-4 (File
No. 333-57042) as filed with the Securities and Exchange Commission on
March 14, 2001, as amended on April 30, 2001, May 24, 2001 and May 30, 2001
(the "Registration Statement").

Item 2.   Exhibits.

     (1)     Amended and Restated Certificate of Incorporation of Pepco
Holdings (formerly, New RC, Inc.) included as Annex B to the form of Joint
Proxy Statement/Prospectus included in the Registration Statement).

     (2)     Amended and Restated Bylaws of Pepco Holdings (formerly, New RC,
Inc.) (included as Annex C to the form of Joint Proxy Statement/Prospectus included in the Registration Statement).

     (3)     Agreement and Plan of Merger, dated as of February 9, 2001, among Potomac Electric Power Company, Pepco Holdings, Inc. (formerly, New RC,
Inc.) and Conectiv (included as Annex A to the form of Joint Proxy
Statement/Prospectus included in the Registration Statement).

                                  Signature

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  PEPCO HOLDINGS, INC.

Date: July 23, 2002               By:          D. R. WRAASE
                                       Name:  Dennis R. Wraase
                                       Title: President